                                                                       EXHIBIT 2



                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 2, 2004 (this "Agreement"), is among Bank of Evansville, N.A., a national bank organized under the laws of the United States (the "Bank"), American Community Bancorp, Inc., an Indiana corporation (the "Holding Company"), and Interim Bank of Evansville, an Indiana interim bank and a wholly-owned subsidiary of the Holding Company (the "Interim Bank").

                                    RECITALS

         A. This Agreement sets forth the terms and conditions upon which the Bank will be reorganized into a bank holding company corporate structure with a state chartered subsidiary bank. The Reorganization will be accomplished through the merger of the Bank with and into the Interim Bank under this Agreement (the "Reorganization").

         B. The Bank is a national banking association with its principal office at 4424 Vogel Road, Evansville, Indiana. The Bank has authorized capital consisting of 3,000,000 shares of common stock, $5 par value per share, of which, as of the date of this Agreement, 1,499,042 shares are issued and outstanding ("Bank Shares").

         C. The Interim Bank is an Indiana chartered interim bank in organization with its principal office at 4424 Vogel Road, Evansville, Indiana. The Interim Bank is a non-operating bank incorporated and organized pursuant to Indiana Code ss. 28-12-1-1 et seq. of the Indiana Financial Institutions Act (the "Act"), as amended, for the sole purpose of effecting the Reorganization. The Interim Bank has 100,000 authorized common shares, par value $.01 per share, all of which are issued and outstanding ("Interim Bank Shares").

         D. The Holding Company is an Indiana corporation formed pursuant to the provisions of the Indiana Business Corporation law, as amended ("IBCL"), with its principal office at 4424 Vogel Road, Evansville, Indiana. The Holding Company has 3,000,000 authorized shares of common stock ("Holding Company Shares"), of which 25 shares are issued and outstanding. The Holding Company will be the sole shareholder of the Interim Bank.

         E. Upon consummation of the Reorganization, the Bank will merge with and into the Interim Bank, with the Interim Bank being the surviving entity in the Reorganization (hereinafter, the "Surviving Bank"). Each holder of Bank Shares shall be entitled to receive one share of common stock of the Holding Company in exchange for each of their Bank Shares, and the 25 currently issued and outstanding Holding Company Shares shall be redeemed without consideration. Accordingly, the Holding Company will be the sole shareholder of the Surviving Bank.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree that the Reorganization shall be effected upon the following terms and conditions:

         1. Reorganization. At the effective date of the Reorganization (the "Effective Date"), the Bank shall be merged with and into the Interim Bank, with the Interim Bank being the surviving bank.

         2. Corporate Attributes. On and after the Effective Date of the
Reorganization:

                  (a) Name. The name of the Surviving Bank shall be "Bank of Evansville". The Articles of Incorporation of the Surviving Bank shall be amended to change the name from the Interim Bank of Evansville to Bank of Evansville.

                  (b) Corporate Organization. The articles of incorporation of the Surviving Bank shall be the articles of incorporation of the Interim Bank as in effect immediately prior to the Effective Date, with such changes and amendments as may be made by this Agreement or as may be required in order to conform such articles of incorporation to the provisions of this Agreement. The corporate term of the Surviving Bank shall be perpetual.

                  (c) Bylaws. The bylaws of the Surviving Bank shall be the bylaws of the Interim Bank as in effect immediately prior to the Effective Date, with such changes and amendments as may be made by this Agreement or as may be required in order to conform such bylaws to the provisions of this Agreement.

                  (d) Board of Directors. The board of directors of the Surviving Bank shall be the board of directors of the Bank immediately prior to the Effective Date. The Articles of Incorporation of the Surviving Bank shall be amended to increase the size of its Board of Directors to fifteen (15) members.

                  (e) Officers. The chairman, the president, and all other officers of the Surviving Bank shall be the chairman, the president, and all other officers of the Bank immediately prior to the Effective Date. This Agreement shall evidence the continuing authority of each officer of the Surviving Bank.

                  (f) Authorized Capital. The authorized capital of the Surviving Bank shall consist of 100,000 common shares, $.01 par value per share, as provided in the Interim Bank's articles of incorporation, all of which will be issued and outstanding.

                  (g) Other Effects. All other effects of the Reorganization upon the Bank and the Interim Bank, and upon the Surviving Bank, shall be as provided in Ind. Codess.28-3-2-1 et seq. of the Act for mergers in which the surviving bank is a state chartered bank.

                  (h) Business of Surviving Bank. The Surviving Bank shall engage in the business of banking and in any business related or incidental thereto with all of the powers and subject to all of the limitations and restrictions conferred and imposed by the Act and the articles of incorporation of the Surviving Bank.

                  (i) Corporate Acts and Policies. All corporate acts, policies, contracts, approvals, and authorizations of the Interim Bank and the Bank, and their shareholders, boards of directors, board committees, officers and agents, which were valid and effective immediately prior to the Effective Date shall continue as acts, policies, contracts, approvals, and authorizations of the Surviving Bank and shall be effective and binding on the Surviving Bank. In the event of any conflict or inconsistency between a policy in effect at the Interim Bank and the Bank, the policies of the Bank shall control unless and until the board of directors of the Surviving Bank shall otherwise address and resolve the conflict or inconsistency.

                  (j) Office of Surviving Bank. The principal office of the Surviving Bank shall be the principal office of the Bank immediately prior to the Effective Date.

         3. Effect of Reorganization. At the Effective Date, the corporate existence of the Bank and the Interim Bank shall be merged into and continued in the Surviving Bank, and the Surviving Bank shall be deemed to be the same corporation as each of the merging banks, possessing all the rights, powers and franchises, and being subject to all of the restrictions, disabilities and duties of each of the merging banks, and all of the rights, privileges and franchises of each bank, and all property, and all debts due to either of said merging banks shall be deemed to be transferred to and vested in the Surviving Bank without any further act or deed or any other transfer, and the Surviving Bank, by virtue of the Reorganization and without any further action on the part of any court or otherwise, shall hold and enjoy all of the rights, interests and appointments, designations and nominations as trustee, executor, administrator and other fiduciary appointment, in the same manner and to the same extent as such rights, interests and appointments were held or enjoyed by the merging banks at the time of the Reorganization.

         4. Additional Actions. If, at any time after the Effective Date, the Surviving Bank shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, or record or otherwise, in the Surviving Bank its rights, title, or interest in, to, or under any of the rights, properties, or assets of each merging bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Reorganization, or to otherwise carry out the purposes of this Agreement, then each merging bank and its officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all deeds, assignments, releases, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of the rights, properties, or assets in the Surviving Bank and to otherwise carry out the purposes of this Agreement. The proper officers and directors of the Surviving Bank are fully authorized in the name of each merging bank to take any and all actions as may be contemplated by this Agreement.

         5. Conversion of Shares. The manner of converting the shares of the stock of the Bank and the Holding Company shall be as follows:

                  (a) Conversion. Except as otherwise provided in Subsection 5(e), upon the Effective Date, and without any further act or action on behalf of the Bank, the Interim Bank, or the Holding Company, each Bank Share issued and outstanding at the Effective Date, shall thereupon, automatically and without any action by the holders thereof, be converted into the right to receive one share of common stock of the Holding Company. Each Bank shareholder of record at the Effective Date shall, therefore, be entitled to receive that number of Holding Company Shares equal to the number of Bank Shares which are held of record at the Effective Date. At the election of the Holding Company, to the extent any fractional shares result from the conversion, the holder of such fractional shares may either be issued a fractional share certificate for such fractional shares or the holder may be paid the fair value of such fractional shares in accordance with applicable law.

                  (b) Holding Company Shares. The issued and outstanding Holding Company Shares immediately prior to the Reorganization shall be deemed to be canceled without any further act or action and the shareholders of the Holding Company shall have no further rights or interests in the Holding Company Shares. The shareholders of the Holding Company immediately prior to the Reorganization shall not receive any payment for the canceled Holding Company Shares.

                  (c) Certificates. At the Effective Date, holders of stock certificates which represented Bank Shares issued and outstanding immediately prior to the Effective Date ("Old Certificates") shall cease to be shareholders of the Bank or of the Surviving Bank. Old Certificates shall represent solely the rights described in Section 5(a). As of the Effective Date, the Holding Company shall become the sole shareholder of the Surviving Bank

                  (d) Exchange of Certificates. Each shareholder of the Bank, within 30 days after having been notified, by first class mail, shall surrender to the secretary of the Holding Company, the certificate or certificates which represented shares of the Bank and shall be entitled to receive therefor a certificate or certificates representing the shares of the Holding Company to which such shareholder is entitled on the basis prescribed herein. Until so surrendered, each such certificate representing shares in the Bank shall be deemed, for all purposes, to represent the shares of the Holding Company into which such shares of the Bank shall have been converted pursuant to the terms hereof, except, however, that the holder thereof shall not be entitled to receive any dividend payment or distribution payable to the holders of shares of common stock of the Holding Company. Upon physical exchange of the shareholder's Old Certificates, the shareholder shall be entitled to receive from the Holding Company an amount equal to all dividends declared and payable with respect to those Holding Company Shares which have accumulated since the Effective Date (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid on the dividends).

                  (e) Dissenting Shareholder Rights. If a Bank shareholder of record asserts and legally perfects appraisal rights with respect to the shareholder's Bank Shares ("Appraisal Shares") in accordance with Section 214a of the National Bank Act (the "Bank Act"), then the Appraisal Shares shall represent only that shareholder's rights to receive from the Surviving Bank cash for the fair value of all Appraisal Shares held by the shareholder in accordance with

Section 214a, and shall not be converted into or represent rights to receive any Holding Company Shares under this Agreement. If, with the Holding Company's consent, a shareholder subsequently withdraws that shareholder's legally perfected rights to appraisal of and payment for the Appraisal Shares, then the Appraisal Shares shall be converted into shares of Holding Company Shares in accordance with Section 5(a).

                  (f) Disposal of Holding Company Shares. In the event a Bank shareholder of record accepts and legally perfects appraisal rights and is paid the fair value of such shareholder's Bank Shares, the Company shall, at the discretion of the Board of Directors of the Company, either hold such Holding Company Shares as authorized but unissued shares or sell such shares in a private placement transaction.

                  (g) Tax Effect of Reorganization. The Bank, the Interim Bank and the Holding Company intend that the Reorganization constitute a "reorganization" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 368(a)(2)(D).

         6.  Stock Options and Other Plans.

                  (a) Employee Benefit Plans. None of the Bank's employee benefit plans shall be terminated upon consummation of the Reorganization, and all such plans shall continue thereafter as the plans of the Surviving Bank.

                  (b) Stock Options. At the Effective Date, any options to purchase Bank Shares ("Bank Options") that have not been exercised, whether or not then exercisable, shall be converted into options to purchase Holding Company Shares. From and after the Effective Date (i) each Bank Option may be exercised solely for Holding Company Shares, (ii) the number of Holding Company Shares subject to such Bank Options shall be equal to the number of Bank Shares subject to such Bank Options immediately prior to the Effective Date; and (iii) the per share exercise price of the Holding Company Shares shall be the per share exercise price of the Bank Option immediately prior to the Effective Date. Except as otherwise provided herein, the remaining terms of such options shall be unchanged and remain in full force and effect.

                  It is intended that the foregoing assumption of the Bank Options shall satisfy the requirements of Section 424(a) of the Code and be undertaken in a manner that will not constitute a "modification" as defined in
Section 424(h) of the Code as to any stock option which is an incentive stock option as defined in Section 422 of the Code.

                  (c) Warrants. At the Effective Date, any warrants to purchase Bank Shares ("Bank Warrant") that have not been exercised, whether or not then exercisable, shall be converted into warrants to purchase Holding Company Shares. From and after the Effective Date (i) each Bank Warrant may be exercised solely for Holding Company Shares, (ii) the number of Holding Company Shares subject to such Bank Warrant shall be equal to the number of Bank Shares subject to such Bank Warrant immediately prior to the Effective Date; and (iii) the per share exercise price of the Holding Company Shares shall be the per share exercise price of the Bank Warrant immediately prior to the Effective Date. Except as otherwise provided herein, the remaining terms of such warrants shall be unchanged and remain in full force and effect.

                  It is intended that the foregoing assumption of Bank Warrants shall satisfy the requirements of Section 354(a)(1) of the Code and be undertaken in a manner so as to constitute an exchange of securities made pursuant to a plan of reorganization under Section 368(a) of the Code.

         7. Conditions Precedent to Reorganization. The Reorganization shall not take effect unless and until each of the following conditions precedent has been satisfied or, where satisfaction of the condition precedent is not required by the Act or the Bank Act, it has been waived by mutual agreement of the duly authorized officers of the Bank, the Interim Bank, and the Holding Company:

                  (a) This Agreement shall have been duly adopted by the affirmative vote of the holders of two-thirds of the Bank Shares eligible to vote upon the adoption of this Agreement, by the sole shareholder of Interim Bank, and by the sole shareholder of the Holding Company at meetings held on the call of the respective Boards of Directors of the banks or, as to the Interim Bank and the Holding Company, without a meeting to the extent permitted in the Act or the IBCL, as applicable.

                  (b) The Reorganization shall have been approved by the Indiana Department of Financial Institutions ("DFI") pursuant to the Act, the Board of Governors of the Federal Reserve System shall have approved the Holding Company's application to become a bank holding company, the Office of the Comptroller of the Currency shall have been notified as provided in the Bank Act, and any other regulatory approvals as may be required by law shall have been received; each approval shall have become final and shall not be the subject of any administrative review, appeal, or litigation; and any statutory waiting periods shall have expired.

                  (c) No proceeding shall be pending by the United States Department of Justice, any other federal or state governmental agency, any shareholder of Bank, or any other person lawfully challenging or seeking to prevent the Reorganization under antitrust or trade regulation laws, securities laws, or any other applicable laws; nor shall any proceeding be threatened by the United States Department of Justice or any other governmental agency.

         8. Amendment. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after adoption of the Agreement by the shareholders of the Bank; provided, however, that after such adoption by the shareholders of the Bank, no such amendment shall alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the rights under this Agreement of holders of Bank Shares. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9. Abandonment of Reorganization. The Reorganization may be abandoned, and this Agreement may be terminated, by mutual consent of the Bank, the Interim Bank, and the Holding Company at any time prior to the effective date, before or after any shareholder action, in the event the Boards of Directors of Bank, the Interim Bank, and the Holding Company determine, in their sole discretion, that (i) the holders of an unacceptable percentage of the then outstanding Bank Shares have made, perfected, and not withdrawn demands for appraisal of their shares under Section 214a of the Bank Act, or (ii) the Reorganization is no longer in the best interests of the parties.

         10. Effective Date. The effective date of the Reorganization shall be as of the close of business on the date selected by the parties, and recognized by the DFI after satisfaction of all conditions precedent as provided in Section 7 of this Agreement.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been signed by duly authorized officers of the Bank, the Interim Bank, and the Holding Company, and by all directors of the Bank and the Interim Bank, respectively, as of the day and year first above written.

BANK OF EVANSVILLE, N.A.


By: /s/ Thomas L. Austerman
    -------------------------------------
    Thomas L. Austerman
    President and Chief Executive Officer

AMERICAN COMMUNITY BANCORP, INC.


By: /s/ Thomas L. Austerman
    -------------------------------------
    Thomas L. Austerman
    President and Chief Executive Officer

INTERIM BANK OF EVANSVILLE


By: /s/ Thomas L. Austerman
    -------------------------------------
    Thomas L. Austerman
    President and Chief Executive Officer